SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[]           Preliminary Proxy Statement

[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[X]           Definitive Proxy Statement

[  ]           Definitive Additional Materials

[  ]           Soliciting Material Pursuant to ss. 240.14a-12.

California Daily Tax Free Income Fund, Inc.

(Name of Registrant as Specified In Its Charter)

_______________N/A_______________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule

0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed: N/A

California Daily Tax Free Income Fund, Inc.

1411 Broadway, 28th Floor

New York, New York 10018

July 30, 2015

Dear Shareholder:

Enclosed are a notice and a proxy statement concerning a special meeting of shareholders of the California Daily Tax Free Income Fund, Inc., a Maryland corporation (the “Fund”) to be held on or about August 10, 2015.  The matter you are being asked to vote on is the approval of the proposed liquidation and dissolution of the Fund, as described more fully in the enclosed proxy statement.   As of July 29, 2015, Natixis Global Asset Management, LP (“NGAM”), the parent company of the Fund’s investment adviser, owns a 98.04% interest in the Fund.  NGAM anticipates voting in favor of the proposal to liquidate and dissolve the Fund.   As the majority shareholder for the Fund, NGAM’s vote will determine the outcome of the proposal.

Reading this letter completely may make your review of the proxy statement easier.  We ask that you review the proxy statement and vote your shares promptly.   You can vote by returning the enclosed card.

Q. What is the Proposal about?

The proposal is to liquidate the Fund and return to all shareholders their investment as of the date of the liquidation.  The proposal specifically requires approval by shareholders of the liquidation and dissolution of the Fund as set forth in the Fund’s Plan of Liquidation and Dissolution (the “Plan”). Pursuant to the Fund’s Articles of Incorporation, as amended, the Fund must obtain shareholder approval to liquidate and dissolve.  The Board of Directors of the Fund (the “Board”) reviewed the Plan as proposed by Reich & Tang Asset Management, LLC (the “Adviser”) and determined that it is advisable to liquidate and dissolve the Fund and to approve the Plan for the Fund. The Board has scheduled a meeting on August 10, 2015 , to seek your approval of the liquidation and dissolution of the Fund, as set forth in the Plan. The Board recommends that you approve the proposal after you carefully consider the enclosed materials.

Q. What is the reason for the Plan?

The Adviser has determined that it is advisable to liquidate the Fund due to a number of factors including, NGAM’s decision to exit the money market business, the significant losses generated by the Fund’s operations, the impact of the new money market fund regulations on the operations of the Fund and the fact that the Adviser’s money market fund acquisition strategy is no longer viable. In reaching its decision to liquidate the Fund, the Adviser considered other alternatives, including the continued operation of the Fund with its current investment objective and strategies and the possible reorganization of the Fund into a third party money market fund. Although the Adviser considered the latter, the Adviser was unable to find a provider willing to participate in a reorganization within a reasonable time frame. The Adviser determined that at the current asset levels, the Fund is no longer viable and that its continued operation at such asset levels could not be maintained without the Adviser and the Fund’s distributor continuing to subsidize the Fund by voluntarily waiving their fees and reimbursing expenses.    Please refer to the proxy statement for a more detailed description of the factors considered by the Adviser and the Board.

Q. How Will the Liquidation Work?

If the liquidation is approved by shareholders, the Fund immediately thereafter will not engage in any business activities, except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to shareholders on a pro rata basis after deducting amounts necessary to satisfy any remaining liabilities.  If the Fund’s shareholders approve the liquidation, the Fund expects to make liquidating distributions to shareholders by approximately the end of August 2015, or earlier.  After the distributions are made and other formalities addressed, the Fund will cease to exist.

Q. Who Pays for this Proxy Expense?

The Adviser is paying the costs associated with the proxy, not the Fund or any of its shareholders.

Q. How Does the Board Recommend I Vote?

After careful consideration, the Board, including the independent directors, recommends that you vote in favor of the proposal to liquidate and dissolve the Fund.

Please see your proxy card for more information and the instructions.  If your shares are held in the name of a bank, broker or other holder of record, you will receive other instructions that you must follow in order to vote.

Q. What do I need to do if NGAM approves the proposal?

Nothing.  If NGAM approves the proposal and you still hold your shares on the dissolution date, the Fund will automatically mail a check to you at your address of record with your liquidation proceeds.  You can also redeem your shares prior to the dissolution date by following the policies set forth in the Fund’s Prospectuses.  If you do redeem your shares before the dissolution date, we ask that you still vote your shares by returning the enclosed proxy card because you are still considered a shareholder of record for the meeting.

If you have questions, please call your financial representative.  Or, if your questions relate specifically to the proxy matters, please call the Fund at 800-433-1918. A copy of the proxy statement is available on  the Fund’s website at http://hosted.rightprospectus.com/RNT/CaliforniaDailyTaxFree.

Sincerely,

/s/ Michael P. Lydon
Michael P. Lydon

President

2

California Daily Tax Free Income Fund, Inc.

1411 Broadway, 28th Floor

New York, New York 10018

(212) 830-5220

Notice of Special Meeting of Shareholders

August 10, 2015

Notice is hereby given that a Special Meeting of the Shareholders (the “Shareholder Meeting”) of the California Daily Tax Free Income Fund, Inc., (the “Fund”) has been scheduled for August 10, 2015 , at 10:00 a.m. (Eastern time).  The Shareholder Meeting will be held at the offices of the Fund, 1411 Broadway, 28th Floor, New York, New York 10018.

The purpose of the Shareholder Meeting is to consider the proposal set forth below and to transact such other business as may be properly brought before the Shareholder Meeting or any adjournment(s) thereof.  The specifics of the proposal, which is more fully described in the attached proxy statement, is as follows.

1.	To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution attached to the accompanying proxy statement as Appendix A.

2.	To consider and act upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the Proposal.

This notice, the proxy statement and proxy card are being sent beginning on or about July 30, 2015 to shareholders of record at the close of business on July 29, 2015 entitled to notice of and to vote at the meeting and any adjourned session.   If you attend the Shareholder Meeting, you may vote your shares in person.  If you do not expect to attend the Shareholder Meeting, please complete, date, sign and return promptly in the enclosed envelope the accompanying proxy card(s).

We encourage you to vote your shares by telephone or via the Internet using the control number that appears on your enclosed proxy card.  Use of telephone or Internet voting will reduce the time and costs associated with this proxy solicitation.  Whichever method you choose, please read the enclosed proxy statement carefully before you vote.  If you should have any questions about this notice or the proxy materials, we encourage you to call us at 800-433-1918.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Christine Manna

CHRISTINE MANNA

SECRETARY OF THE FUND

July 30, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 10, 2015

The Fund’s notice of Special Meeting of Shareholders, proxy statement and form of proxy card are available on the Internet at http://hosted.rightprospectus.com/RNT/CaliforniaDailyTaxFree.

PLEASE RESPOND.  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(s), WHICH NEED NO POSTAGE IF MAILED IN THE UNITED STATES.  IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE OTHER INSTRUCTIONS THAT YOU MUST FOLLOW IN ORDER TO VOTE.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.	Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Corporate Accounts	Valid Signature
ABC Corp.	ABC Corp. (by John Doe, Treasurer)
ABC Corp.	John Doe, Treasurer
ABC Corp. c/o John Doe, Treasurer	John Doe
ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
ABC Trust	Jane B. Doe, Trustee
Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
John B. Smith	John B. Smith, Jr., Executor

2

PROXY STATEMENT

California Daily Tax Free Income Fund, Inc.

1411 Broadway, 28th Floor

New York, New York 10018

(212) 830-5220

This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of the California Daily Tax Free Income Fund, Inc. (the “Fund”) for use at the special meeting of shareholders to be held on August 10, 2015 at 10:00 a.m. (Eastern time) at the offices of the Fund, 1411 Broadway, 28th Floor, New York, New York 10018, and at any adjourned session(s) thereof (such meetings and any adjournments thereof are hereinafter referred to together as, the “Shareholder Meeting”).  Shareholders of record of the Fund at the close of business on July 29, 2015 (the “Record Date”) are entitled to vote at the Shareholder Meeting (“Shareholders”).  The meeting notice, proxy card and this Proxy Statement are being mailed to Shareholders on or about July 30, 2015.

Additional information about the Fund is available by calling 800-433-1918 or by visiting the Fund’s website at http://hosted.rightprospectus.com/RNT/CaliforniaDailyTaxFree.  If you need additional copies of this Proxy Statement, please contact the Fund by calling 800-433-1918 or by visiting the Fund’s website at http://hosted.rightprospectus.com/RNT/CaliforniaDailyTaxFree.

PROPOSAL:     Liquidation and Dissolution of the Fund

The only item of business that the Board expects will come before the Shareholder Meeting is the liquidation and dissolution of the Fund, as set forth in the Fund’s Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board and attached hereto as Appendix A.

For the reasons discussed below, the Board has approved, and recommends that the shareholders approve, the liquidation and dissolution of the Fund.

Pursuant to the Articles of Incorporation, as amended (the “Charter”) of the California Daily Tax Free Income Fund, Inc., the Fund cannot be liquidated unless its shareholders vote to approve the liquidation.  The Shareholder Meeting is being held to seek shareholder approval of the liquidation.

Any shareholder who owned shares of the Fund on the Record Date is entitled to notice of, and to vote at, the Shareholder Meeting and any postponement or adjournment thereof.  Each share is entitled to cast one vote, and fractional shares are entitled to cast a proportionate fractional vote.  Shareholders of the Fund will vote together as a single class.

As of July 29, 2015 , Natixis Global Asset Management, LP (“NGAM”), the parent company of the Fund’s investment adviser, owns a   98.04% interest in the Fund.  NGAM anticipates voting in favor of the proposal to liquidate and dissolve the Fund.  Since the vote required to approve the liquidation is the lesser of (1) 67% of the shares of the Fund that are present at the Shareholder Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Shareholder Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date, as the majority shareholder for the Fund, NGAM’s vote will determine the outcome of the proposal.

The Board recommends that the shareholders of the Fund vote to approve the liquidation and dissolution of the Fund, as set forth in its Plan.

The Liquidation in General

At a meeting of the Board held on March 12, 2015, the Board unanimously approved, and voted to recommend to shareholders for their approval, the Adviser’s proposal that the Fund be liquidated and dissolved in accordance with the Plan and recommended the Plan to shareholders for their approval.  The Plan provides for the complete liquidation of all of the Fund’s assets and distribution to shareholders of the proceeds of the liquidation.  If Shareholders approve the Plan, Reich & Tang Asset Management, LLC (the “Adviser”), will undertake to liquidate the Fund on such terms and conditions as the Adviser determines to be reasonable and in the best interests of the Fund and its shareholders.  The costs of the liquidation will be borne by the Adviser and is estimated to be approximately $12,000 .  Once the Fund’s investment securities are liquidated, the Fund will make a pro rata distribution to the shareholders of those and other assets of the Fund, less liabilities and assets set aside to pay expected liabilities, as described below.

Reasons for the Liquidation

Over the past five years, the Adviser has had to waive a significant portion of its advisory fee in order to maintain a non-negative yield for the Fund.  At the current level of assets for the Fund, even with collecting a full fee, the Adviser would generate a net loss related to the services provided to the Fund.  In reaching its decision to liquidate the Fund, the Adviser considered other alternatives, including the continued operation of the Fund with its current investment objective and strategies and the possible reorganization of the Fund into a third-party money market fund.  With respect to continuing operations of the Fund, the Adviser determined that at the current asset levels, the Fund is no longer viable and that its continued operation at such asset levels could not be maintained without the Adviser and the Fund’s distributor continuing to subsidize the Fund by voluntarily waiving their fees and reimbursing expenses.  With respect to a reorganization, the Adviser was unable to find a third-party money market fund provider willing to participate in a reorganization within a reasonable time frame.

At a meeting of the Board of the Fund held on March 12, 2015, the Board considered the above items, as well as a variety of other factors, including, but not limited to:  (i) NGAM’s decision to exit the money market business, (ii) the significant losses generated by the Fund’s operations to the Adviser and NGAM, (iii) the impact of the new money market fund regulations on the operations of the Fund, (iv) the fact that the Adviser’s money market fund acquisition strategy ( i.e., the Adviser’s strategy to grow its assets under management by selectively acquiring certain money market funds sponsored by other investment advisers that were seeking to exit the retail money market fund business) is no longer viable, (v) NGAM’s and the Adviser’s commitment to maintain at least a $10 million investment in the Fund until the liquidation process is completed and all non-affiliated shareholders have received their liquidation proceeds, and  (vi) the Adviser’s commitment to continue the fee waiver and expense reimbursement agreement during the liquidation process in order to maintain a minimum yield of 0.05% for the Fund and to be responsible for all costs associated with the Proxy Statement.

The Board considered that since 2009, the Fund has generated net losses due primarily to the low interest rate environment and that 2015 is expected to continue to generate a loss due to a combination of low interest rates and the current asset levels of the Fund.  In addition, the Board considered that since May 2009, the Adviser and the Fund’s distributor have been voluntarily waiving fees and/or reimbursing expenses of the Fund to avoid a negative yield on the Fund’s shares.  In connection with the Board’s approval of the proposed liquidation, the Board considered the Adviser’s continued lack of profitability in managing the Fund as a result of these voluntary fee waivers and/or expense reimbursements.  The Board also considered that there is no assurance the Adviser and the Fund’s distributor would be willing to continue making such voluntary fee waivers and/or expense reimbursements indefinitely.

As a result, the Board, including all of the directors who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Fund (the “Independent Directors”), determined, based on the materials presented, the discussions held, and the representations and commitments made by the Adviser, to accept the Adviser’s recommendation and determined that it was advisable to liquidate and dissolve the Fund and to recommend that the Fund’s shareholders vote to approve the liquidation and dissolution of the Fund, as set forth in the Plan.

Management of the Fund

Prior to shareholder approval of the Plan, the Adviser will continue to manage the Fund’s assets in accordance with the Fund’s current management contract and current investment objective and policies set forth in the Prospectuses dated April 30, 2015.  However, as disclosed in the Fund’s Prospectuses, the Board directed the

Adviser to manage the Fund in a conservative manner until the liquidation (if approved by shareholders) to minimize any potential deviation between the amortized cost and the market value of the Fund’s assets, in order to avoid or minimize a potential shortfall for shareholders either in redemption prior to liquidation or in the final liquidation between the Fund’s $1.00 share price and the net asset value at the time of redemption or liquidation.  In order to achieve this, the Adviser may invest a portion of the Fund’s portfolio in cash, cash equivalents or other instruments that are not tax exempt (i.e., primarily U.S. government obligations) in anticipation of liquidation and with the goal of returning $1.00 per share to each investor in the Fund.  Such investments may impact the Fund’s yield until liquidation.  The Adviser represented to the Board, at the March 12, 2015 meeting, that it had reviewed each individual security in the Fund’s portfolio and did expect that the Fund would return $1.00 per share, although there is no assurance that will prove to be the case upon liquidation.  The Adviser stated that it anticipated that the Fund’s asset level would remain at a level necessary for the proper management of the Fund’s portfolio.  As the Liquidation Date nears, however, the Fund may experience unusually large or frequent redemptions thereby requiring the Adviser to deviate from the Fund’s investment strategy, by investing most, if not all, of its assets in U.S. government securities and/or cash (as described above) in order to meet such redemption requests.  As of June 26, 2015, 3.4% of the Fund’s portfolio was invested in tax free securities while 96.6% of the Fund’s portfolio was invested in U.S. government securities.  Sales of the Fund’s shares to new investors ceased, effective May 1, 2015.  Existing investors with an account already open in the Fund will be allowed to continue to invest in the Fund until the shareholders approve the liquidation.

On April 16, 2015, the Adviser signed an agreement with Federated Investors, Inc. whereby the Adviser will cooperate with Federated, various financial intermediaries whose clients are shareholders of the Fund, and certain other shareholders that have elected to invest their redemption or liquidation proceeds from the Fund into a specified Federated money market fund.  The agreement allows the Adviser to better coordinate the liquidation of the Fund and seeks to provide shareholders that have elected a way to move their account from the Fund to a Federated money market fund.  Pursuant to the agreement, subject to certain contingencies, Federated has agreed to compensate the Adviser based on the level of redemption or liquidation proceeds transferred to the Federated money market funds over a three year period.  The agreement does not require or obligate any Fund shareholder to transfer his or her account to any Federated money market fund.  The Adviser represents that the decision to liquidate the Fund was made independently and prior to any agreement between the Adviser and Federated. The Adviser will not solicit Fund shareholders on behalf of Federated and will not endorse or recommend Federated to any shareholders. Where Fund shareholders have expressed a desire to invest their proceeds into the Federated money market fund, the Adviser and the Fund will facilitate such transactions from an operational standpoint only. The fee paid to the Adviser by Federated is intended to compensate the Adviser for facilitating any such transfers.

Plan of Liquidation and Dissolution of the Fund

The following discussion summarizes the important terms of the Plan, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Appendix A.  Shareholders are urged to read the Plan in its entirety.  The Plan provides for the complete liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to shareholders, and the dissolution of the Fund.

The Plan will become effective on the date the shareholders approve the proposal (the “Effective Date”).  After the Effective Date, the Fund will not engage in any investment activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of that Fund’s liabilities and distributing its remaining assets to shareholders in accordance with its Plan.  The current officers and directors of the Fund will continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith.  The Adviser will undertake to liquidate the Fund in accordance with the terms of its Plan.  As soon as practicable after the consummation of the sale of all of the Fund’s investment securities and the payment of, or establishment of reserves for, all of the Fund’s known liabilities and obligations, the Fund’s shareholders will receive distributions in a per share amount equal to the net asset value per share, as determined in accordance with the Fund’s current registration statement (the “Liquidation Distribution”).

Closing of the Books and Continued Redemptions

The proportionate interests of shareholders in the assets of the Fund will be fixed on the basis of their respective shareholdings as of the close of business on the business day before the day on which the Fund makes the Liquidation Distribution (the “Liquidation Date”), or on another date determined by the Board.  On that date, the books of the Fund will be closed, except to the extent necessary to complete the transactions contemplated by the Plan.  The right of a shareholder to redeem his or her shares at any time before the Fund makes the Liquidation Distribution has not been impaired by the adoption of the Plan.  Therefore, until the close of business on the business day before the Liquidation Date, a shareholder may redeem shares in accordance with the redemption procedures set forth in the Fund’s current Prospectuses without waiting for the Fund to take any action.  The Fund does not impose any redemption charges.  Additionally, if determined to be appropriate by the Board before the Liquidation Date, the Fund may make payment of dividends and other distributions to shareholders and permit reinvestment thereof in additional shares.

Liquidation Value

As of the date of this Proxy Statement, the Adviser does not believe that there is a significant difference between the market value of the Fund’s portfolio positions and their amortized cost, which the Fund uses in calculating its net asset value.  The Adviser expects that the Liquidation Distribution will equal $1.00 per share.  The Adviser will bear all of the costs of liquidating and terminating the Fund, including the cost of holding the Shareholder Meeting, which the Adviser estimates will be approximately $12,000.   There can be no assurance, however, of the Fund maintaining its $1.00 per share price, or of it distributing $1.00 per share in liquidation.

Liquidation Distribution

At present, the date or dates on which the Fund will pay a Liquidation Distribution to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the Shareholders such liquidation would occur on or prior to August 31, 2015 .  The Fund will maintain its investment portfolio in cash pending the payment of the Liquidation Distribution to shareholders.  Shareholders will receive their Liquidation Distribution without any further action on their part.

Creditors and Service Providers

After the Effective Date, the Fund will terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan, and will notify creditors of the liquidation.

Procedure for Dissolution Under the Maryland General Corporation Law

After the final Liquidation Distribution, pursuant to the Maryland General Corporation Law (the “MGCL”), the Charter and the Fund’s Amended and Restated By- Laws for, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland (“SDAT”), and will become effective in accordance with the MGCL.  Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved.  Thereafter, the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.  Additionally, all issued and outstanding shares of the Fund will be deemed to be retired and canceled, and beneficial owners of such shares will cease to be shareholders with respect to such shares, and will have no further rights as such, other than the right to receive the Liquidation Distribution.  The business and affairs of the Fund will continue to be managed under the direction of its Board solely for purposes of liquidation and winding up the Fund’s business and affairs after the acceptance of the Articles of Dissolution, as applicable, unless and until a court appoints a receiver.

Impact of the Plan on the Fund’s Status Under the Investment Company Act of 1940, as amended (the “1940 Act”)

After the final Liquidation Distribution, the liquidated Fund will cease doing business as a registered investment company.  As soon as practicable thereafter, the Fund will apply for deregistration with the Securities and Exchange Commission (“SEC”) under the 1940 Act.  It is expected that the SEC will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order.  Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the 1940 Act.  A vote in favor of the Plan will constitute a vote in favor of the Fund’s deregistration under the 1940 Act.  Until the Fund’s deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Material Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to shareholders on receipt of their pro rata shares of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan.  This discussion also summarizes the material U.S. federal income tax consequences to the Fund resulting from its liquidation and dissolution.  This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), temporary and proposed Treasury regulations and administrative and judicial interpretations, all as in effect on the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect.  Any such changes could affect the accuracy of the statements and conclusions set forth herein.

As discussed above, pursuant to the Plan, the Fund will sell its investment securities and distribute the proceeds to its shareholders on the basis of their respective shareholdings.  The Fund anticipates that it will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets to the extent that such income is timely distributed to shareholders.

For federal income tax purposes, a shareholder’s receipt of his or her pro rata share of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives.  Each shareholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the shareholder’s adjusted tax basis in his or her Fund shares.  As long as the Fund maintains a constant net asset value of $1.00 per share, generally shareholders should not recognize any gain or loss upon receipt of the Liquidation Distribution.  If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the shareholder held the Fund shares for more than one year and otherwise generally will be treated as short-term capital gain or loss.  Notwithstanding the foregoing, any loss realized by a shareholder in respect of shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares.  The federal income tax treatment that a Fund shareholder would receive if such shareholder’s entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder’s interest in the Fund.  In addition, before liquidating, the Fund will continue to make its ordinary dividend distributions on a monthly basis.

The foregoing summary sets forth general information regarding the anticipated federal income tax consequences of the liquidation to the Fund and to shareholders who are United States citizens or residents.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a shareholder in light of the shareholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of shares subject to special rules, such as shareholders whose functional currency is not the United States dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark to market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, or shareholders who hold their shares as part of a straddle, constructive sale or conversion transaction.  This discussion assumes that shareholders hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).  The Fund will not seek an opinion of counsel or a ruling from the IRS with respect to the U.S. federal income tax consequences discussed herein and accordingly there can be no assurance that the IRS will agree with the positions described in this Proxy Statement.  This discussion also does not address the application and effect of any foreign state or local tax laws.  Shareholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for their shares, in light of their individual circumstances.

Amendment or Abandonment of the Plan

The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders.  If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the shareholders, the Board will submit the amendment or modification to the shareholders for approval.  In addition, the Board may abandon the Plan without shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.  The Board and the officers of the Fund also are authorized to approve changes to the terms of any of the transactions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other documents and to take such other action to carry out the provisions of the Plan and liquidate and dissolve the Fund.

Recommendation of the Board

The Board recommends that the shareholders of the Fund vote to approve the liquidation and dissolution of the Fund, as set forth in the Plan.

ADDITIONAL INFORMATION

Service Providers

The address of the Adviser and the Fund’s administrator, Reich & Tang Asset Management, LLC, is 1411 Broadway, 28th Floor, New York, New York 10018.  The address of the Fund’s distributor, Reich & Tang Distributors, Inc., is 1411 Broadway, 28th Floor, New York, New York, 10018.

Fund Annual Report

The Fund has previously sent the Annual Report to its shareholders for the fiscal year ended December 31, 2014.  A copy of this Report, which accompanies this Proxy Statement, may be obtained without charge by writing to the Fund at 1411 Broadway, 28th Floor, New York, New York 10018, by calling 800-433-1918 or by visiting the Fund’s website at http://hosted.rightprospectus.com/RNT/CaliforniaDailyTaxFree.

Outstanding Shares and Significant Shareholders

Only shareholders of record at the close of business on July 29, 2015 are entitled to vote at the Shareholder Meeting.  The number of shares of the Fund outstanding as of the close of business on July 29, 2015 was 10,200,156.64.

As of July 29, 2015, the Fund believes that the directors and officers of the Fund, individually and as a group, owned beneficially less than one percent of the shares of the Fund.

As of July 29, 2015, the following persons owned beneficially 5% or more of the shares of the Fund:

Name and Address	Amount of Shares	% of Class	Nature of Ownership
Natixis Global Asset Management, L.P. 399 Boylston Street, 13th Floor Boston, MA 02116-3305	10,000,190.43	98.04%	Beneficial
As of July 29, 2015, NGAM beneficially owned more than 98.04% of the Fund’s then outstanding shares.  NGAM has informed the Adviser that it intends to vote in favor of the Plan to liquidate and dissolve the Fund.  As a result, NGAM’s vote will approve the proposal submitted to the shareholders of the Fund.

As of July 29, 2015, other than NGAM whose ownership in the Fund is described above, the Adviser and its other affiliates owned beneficially 1.96% of the then outstanding shares of the Fund.

Legal Proceedings

On May 18, 2015, Island Intellectual Property LLC and Double Rock Corporation filed a lawsuit in the Supreme Court of the State of New York, County of New York, against Reich & Tang Deposit Solutions, LLC, the Adviser, and Michael Lydon.  The lawsuit seeks to compel the payment of royalties under a license agreement relating to certain patents owned by Island Intellectual Property LLC, as well as damages for fraudulent inducement. The Adviser and its affiliates that are named in this lawsuit believe the claims have no merit and they will vigorously defend themselves against this lawsuit.

Information About Proxies and the Conduct of the Meeting

Solicitation of Proxies.  Proxies will be solicited by mailing this Proxy Statement.

Should shareholders require additional information regarding the proxy or replacement proxy cards, they may call Fund representatives toll-free at 800-433-1918.   A copy of the Proxy Statement is available on the Fund’s website at http://hosted.rightprospectus.com/RNT/CaliforniaDailyTaxFree.

Costs of Solicitation.  All of the costs of the Shareholder Meeting, including any costs of soliciting proxies, will be paid by the Adviser.  None of these costs, which are estimated to be approximately $12,000 , will be borne by the Fund.

Voting and Tabulation of Proxies.  Shares represented by duly executed proxies will be voted as instructed on the proxy.   You may vote by proxy by mailing the enclosed proxy card, whether or not you plan to attend the meeting in person.  If you mail the enclosed proxy and no choice is indicated for a proposal listed in the attached Notice of Special Meeting of Shareholders, your proxy will be voted in favor of that proposal.  At any time before it has been voted at the Shareholder Meeting, your proxy may be revoked in one of the following ways:  (i) by sending a signed, written letter of revocation to the Secretary of the Fund, (ii) by properly executing a later-dated proxy (by the method of voting described above), or (iii) by attending the Meeting and voting in person.  If your shares are held in the name of a bank, broker or other holder of record, you will receive other instructions that you must follow in order to vote.

Votes cast in person or by proxy at the Shareholder Meeting will be counted by persons appointed by the Fund as tellers for the Shareholder Meeting (the “Tellers”).  One-third of the shares of the Fund outstanding on the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business by the shareholders of the Fund at the Shareholder Meeting.  In determining whether a quorum is present, the Tellers will count shares represented by proxies that reflect abstentions and “broker non-votes” as shares that are present and entitled to vote.  Since these shares will be counted as present, but not as voting in favor of any proposal, these shares will have the same effect as if they cast votes against the proposal. “Broker non-votes” are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

Required Vote.  The vote required to approve the liquidation is the lesser of (1) 67% of the shares of the Fund that are present at the Shareholder Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Shareholder Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date.  If the required vote is not obtained, the Board will consider what other actions to take in the best interests of the Fund.

Adjournments; Other Business.  If a quorum is not present at the Shareholder Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Shareholder Meeting to permit further solicitation of proxies.  In determining whether to adjourn the Shareholder Meeting, the following factors may be considered:  the nature of the proposal that is the subject of the Shareholder Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to shareholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote of a majority of those shares represented at the Shareholder Meeting in person or by proxy.  A shareholder vote may be taken on the proposal in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval.

The Shareholder Meeting has been called to transact any business that properly comes before it.  The only business that management of the Fund intends to present or knows that others will present is the approval of the liquidation pursuant to the Plan.  If any other matters properly come before the Shareholder Meeting, and on all matters incidental to the conduct of the Shareholder Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Fund has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings.  It is expected that the Plan will be implemented as soon as practicable after the Effective Date, and that no future meetings of shareholders will be held.  The Fund does not hold annual or other regular meetings of shareholders unless a shareholder vote is required under the 1940 Act.  In the event that the Fund is not dissolved and holds a meeting of shareholders in the future, shareholder proposals intended to be presented at the meeting must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting.  Otherwise the Fund will not be able to include the proposal in the notice of meeting, proxy statement and form of proxy relating to the meeting.  There is no guarantee that any proposal submitted by a shareholder will be included in the proxy statement.  Shareholder proposals are subject to certain regulations under federal laws.

Appendix A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
CALIFORNIA DAILY TAX FREE INCOME FUND, INC.

This Plan of Liquidation and Dissolution (the "Plan") of California Daily Tax Free Income Fund, Inc., a Maryland corporation (the "Fund"), has been approved by the Board of Directors of the Fund (the "Board") and the Board has determined that the liquidation and dissolution of the Fund and the winding up of the Fund’s business and affairs in accordance herewith are advisable and in the best interests of the Fund. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's common stock (the "Shareholders") in the aggregate without regard to class for their consideration and approval at a special meeting of Shareholders, and has authorized the distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon such approval, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law, the Fund’s charter (the “Charter”), the Fund’s Bylaws (the “Bylaws”) and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1.   ADOPTION OF PLAN. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Shareholders. The Fund will cause its adoption of this Plan to be reported on Internal Revenue Service Form 966 within 30 days after such adoption.

2.   CLOSING OF BOOKS AND CONTINUED REDEMPTIONS. The proportionate interests of Shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the business day immediately preceding the date of liquidation (the "Liquidation Date"), or on such other date as may be determined by the Board (the "Determination Date"). On the Liquidation Date or Determination Date, as the case may be, the books of the Fund shall be closed, except to the extent necessary to complete the transactions contemplated by the Plan. Prior to making the liquidation distributions to Shareholders described in Section 5, the Fund shall continue to honor requests for the redemption of the Fund's shares received before the close of business on the business day immediately preceding the Liquidation Date or Determination Date, as the case may be, in accordance with the redemption procedures set forth in the Fund's current Prospectuses, and may, if determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit reinvestment thereof in additional shares.

3.   SALE OR DISTRIBUTION OF ASSETS. As soon as practicable after the Effective Date, but in no event later than August 31, 2015 (the "Liquidation Period"), the Fund and the Fund's investment adviser, Reich & Tang Asset Management, LLC (the "Manager") shall have the authority to engage in such transactions as may be appropriate to the Fund’s liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

4.   PROVISIONS FOR LIABILITIES. During the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of the Fund, including, without limitation, contingent or unascertained liabilities.

5.   DISTRIBUTION TO SHAREHOLDERS. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the Liquidation Date to the Shareholders of record as of the close of business on the business day immediately preceding the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Fund's officers shall reasonably deem to exist against the assets of the Fund on the Fund's books.

6.   NOTICE OF LIQUIDATION AND TERMINATION OF CONTRACTS. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, at their addresses as shown on the Fund's records, that liquidation and dissolution of the Fund in accordance with this Plan have been advised by the Board and approved by the Shareholders and that the Fund will be liquidating its assets and dissolving, to the extent such notice is required under the Maryland General Corporation Law, the Charter or the Bylaws. The Fund also shall terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan.

7.   ARTICLES OF DISSOLUTION. As promptly as practicable after the Liquidation Date, but no earlier than 20 days after the mailing of notice to the Fund's known creditors and employees, if any, the Fund shall be dissolved by filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland. Once dissolved, if any additional assets remain available for distribution to the Shareholders, the Board may provide such notices to Shareholders and make such distribution in the manner provided by the Maryland General Corporation Law, the Charter or the Bylaws.

8.   DEREGISTRATION AS AN INVESTMENT COMPANY. As soon as practicable after the Liquidation Date, the Fund shall prepare and file with the Securities and Exchange Commission ("SEC") Form N-8F (an application for an order to declare that the Fund has ceased to be an investment company and deregister the Fund under the 1940 Act). The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

9.   AMENDMENT OR ABANDONMENT OF PLAN. The Board may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Shareholders, such amendment or modification will be submitted to the Shareholders for approval. In addition, the Board may abandon this Plan without Shareholder approval at any time prior to the Liquidation Date, if it determines that abandonment would be advisable and in the best interests of the Fund.

10.  POWERS OF BOARD AND OFFICERS. Without limiting the power of the Board under Maryland law and the Charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as they may deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code, the Maryland General Corporation Law, the Charter and the Bylaws, and any rules and regulations of the SEC or any state securities commission. Such actions may include, without limitation, the execution and filing of any instruments of dissolution or other documents, withdrawing any qualifications to conduct business in any state in which the Fund is so qualified, deregistering the Fund under the 1940 Act, as well as the preparation and filing of any tax returns. After the Effective Date, the current officers and directors shall continue in office solely for the purpose of implementing this Plan and any actions to be taken in connection therewith.

11.  TERMINATION OF BUSINESS OPERATIONS. As soon as practicable after the Effective Date, the Fund shall cease to conduct business as an investment company and shall not engage in any business activities, except as shall be necessary in connection with the effectuation of its liquidation and dissolution, including winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities as provided in Section 4 herein, and distributing its remaining assets to Shareholders in accordance with this Plan.

12.  EXPENSES. The expenses of carrying out the terms of this Plan (which shall not include transaction costs, taxes and extraordinary expenses) shall be borne by the Manager, whether or not the liquidation contemplated by this Plan is effected.

13.  GOVERNING LAW. The Plan shall be subject to and construed consistently with the Charter and the Bylaws, and shall otherwise be governed by and construed in accordance with the laws of the State of Maryland.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

PROXY                                                                                                                                                                                                                                                                                                                                                                     PROXY

CALIFORNIA DAILY TAX FREE INCOME FUND, INC.
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 10, 2015

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.  The undersigned shareholder(s) of California Daily Tax Free Income Fund, Inc. (the “Fund”), revoking previous proxies, hereby appoint(s) Christine Manna and Esther Cheung, and each of them (with full power of substitution), the proxies of the undersigned to attend the Special Meeting of Shareholders of the Fund to be held on August 10, 2015, at the offices of Reich & Tang, 1411 Broadway – 28th Floor, New York, New York, at 10:00 a.m., Eastern Standard time, and any adjournments thereof (the “Meeting”), and to vote all of the shares of the Fund that the undersigned would be entitled to vote at the Meeting upon the proposal set forth herein with respect to the Fund and upon any other matter that may properly come before the Meeting.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND, WHICH UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL LISTED ON THE REVERSE SIDE.

                                                                                [                                                                ]     [                                                                                        ]

Note: Please sign name or names as printed to authorize the voting of your share as indicated.  Where shares are registered with joint owners, all joint owners should sign.  Persons signing as attorneys-in-fact, executors, administrators, trustees, etc. should also indicate.  If a shareholder is a corporation, please sign in full corporate name by president or other authorized officer.  If a shareholder is in a partnership, please sign in partnership name by authorized person.

                                                                                                       Signature and Title, if applicable                         Signature (if held jointly)

                                              Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
California Daily Tax Free Income Fund, Inc.
Special Shareholder Meeting to Be Held on August 10, 2015.
The Proxy Statement for this meeting is available at:
http://hosted.rightprospectus.com/RNT/CaliforniaDailyTaxFree

Please detach at perforation before mailing.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE OTHER SIDE.

BY SIGNING AND DATING THIS PROXY CARD, YOU AUTHORIZE THE PROXIES TO VOTE THE PROPOSAL AS MARKED, OR IF NOT MARKED TO VOTE, “FOR” THE PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.  WHETHER OR NOT YOU INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE, DETACH AND MAIL THIS PROXY CARD AT ONCE IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: [graphic omitted]

1.   To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution attached to the accompanying proxy statement as Appendix A.
           FOR          AGAINST       ABSTAIN
   [ ]                [ ]                   [ ]

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE